Exhibit 99.1
REVOCABLE PROXY PINNACLE FINANCIAL PARTNERS, INC.
SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ___, 2007
The undersigned hereby appoints Robert A. McCabe Jr. or M. Terry Turner or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Pinnacle Financial Partners, Inc., (“Pinnacle”) which the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held at Pinnacle’s offices at 211 Commerce Street, Suite 100, Nashville, Tennessee 37201 on ___, 2007, at ___.m., Central Time, and at any adjournments of the special meeting, upon the proposals described in the accompanying Notice of Special Meeting and the Joint Proxy Statement/Prospectus dated ___, 2007 relating to the special meeting, receipt of which are hereby acknowledged.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSALS.
PROPOSAL #1: To approve the merger agreement, dated as of August 15, 2007, between Pinnacle and Mid-America Bancshares, Inc. (“Mid-America”), pursuant to which Mid-America will merge with and into Pinnacle, and the issuance of Pinnacle common stock in connection with the merger.
☐ FOR ☐ AGAINST ☐ ABSTAIN
PROPOSAL #2: To approve the adjournment of the special meeting, if necessary, to permit Pinnacle to solicit additional proxies if there are insufficient votes at the special meeting to constitute a quorum or to approve the merger agreement and the issuance of Pinnacle common stock in connection with the merger; and
☐ FOR ☐ AGAINST ☐ ABSTAIN
PROPOSAL #3: To approve an amendment to Pinnacle’s 2004 Equity Incentive Plan to increase the number of shares of Pinnacle common stock reserved for issuance under the plan by 500,000 shares.
☐ FOR ☐ AGAINST ☐ ABSTAIN
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED “FOR” THE PROPOSAL.
DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.
If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.
___ Signature(s) of Shareholder(s) Please print name of Shareholder(s) Date: ___, 2007
(be sure to date your proxy)
I WILL ___WILL NOT ___ATTEND THE SPECIAL MEETING OF SHAREHOLDERS.
PLEASE MARK, SIGN AND DATE THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NECESSARY. THANK YOU.